EXHIBIT A



         SCHEDULE OF REQUIRED AMOUNT
          FOR JOINT FIDELITY BOND












                                         GROSS ASSETS       MINIMUM AMOUNT
                                         06/30/2006         OF BOND UNDER
                                                             RULE 17g-1
             FUND/ENTITY
                                        (000 OMITTED)



Seligman Capital Fund, Inc.
                                        $ 500,996           $900,000

Seligman Cash Management Fund, Inc.
                                          183,479            600,000
Seligman Common Stock Fund, Inc.
                                          235,997            600,000

Seligman Communications & Information Fund, Inc.
                                        3,472,887          2,100,000

Seligman Frontier Fund, Inc.
                                           78,815            450,000

Seligman Growth Fund, Inc.
                                          447,072            750,000



Seligman Global Fund Series, Inc.:


   Emerging Markets Fund
                                           95,774

   Global Growth Fund
                                           49,726

   Global Smaller Companies Fund
                                          200,914

   Global Technology Fund
                                          363,362

   International Growth Fund
                                           87,544


                                          797,320          1,000,000
Seligman High Income Fund Series:


   High-Yield Bond Series
                                          378,749

   U.S. Government Securities Series
                                           70,761


                                          449,510            750,000



Seligman Income & Growth Fund, Inc.
                                           86,714            450,000

Seligman Investment Grade Fixed Income Fund, Inc.
                                           29,399            300,000



Seligman LaSalle Real Estate Fund Series, Inc.

   Seligman LaSalle Monthly Dividend Real Estate Fund
                                           87,370            450,000



Seligman Municipal Fund Series, Inc.:


   National Series
                                           69,590

   Colorado Series
                                           33,213

   Georgia Series
                                           29,535

   Louisiana Series
                                           32,075

   Maryland Series
                                           37,116

   Massachusetts Series
                                           69,269

   Michigan Series
                                           95,034

   Minnesota Series
                                           79,551

   Missouri Series
                                           29,404

   New York Series
                                           71,056

   Ohio Series
                                          102,703

   Oregon Series
                                           54,578

   South Carolina Series
                                           77,403


                                          780,527         1,000,000
Seligman Municipal Series Trust:


   California High-Yield Series
                                           35,708

   California Quality Series
                                           45,968

   Florida Series
                                           30,953

   North Carolina Series
                                           16,982


                                          129,611           525,000



Seligman New Jersey Municipal Fund, Inc.
                                           37,371           350,000
Seligman New Technologies Fund, Inc.
                                           36,278           350,000
Seligman New Technologies Fund II, Inc.
                                           75,169           450,000
Seligman Pennsylvania Municipal Fund Series
                                           17,903           225,000





EXHIBIT A (cont'd)














                                        GROSS ASSETS        MINIMUM AMOUNT
                                        06/30/2006          OF BOND UNDER
                                                             RULE 17g-1
FUND/ENTITY
                                       (000 OMITTED)






Seligman Portfolios, Inc.:




 Investment Grade Fixed Income Portfolio
                                             2,361

   Capital Portfolio
                                            12,011

   Cash Management Portfolio
                                            13,177

   Common Stock Portfolio
                                             7,287

  Communications & Information Portfolio
                                            55,728

   International Growth Portfolio
                                             4,437

   Global Technology Portfolio
                                             8,673

   Large-Cap Value Portfolio
                                             4,728

   Smaller-Cap Value Portfolio
                                           223,349



                                           331,751           750,000



Seligman Quality Municipal Fund, Inc.
                                           97,999            450,000

Seligman Select Municipal Fund, Inc.
                                          224,064            600,000




Seligman TargetHorizon ETF Portfolios, Inc. (2)



  Seligman TargETFund 2025 (2)
                                          16,720

  Seligman TargETFund 2015 (2)
                                          18,541

  Seligman TargETFund Core (2)
                                          32,544



                                          67,805            400,000

Seligman Time Horizon/Harvester Series, Inc.



  Time Horizon 30 Fund
                                         15,770

  Time Horizon 20 Fund
                                         27,442

  Time Horizon 10 Fund
                                         34,750

  Harvester Fund
                                         16,632



                                         94,594             450,000




Seligman Value Fund Series, Inc.:



  Large-Cap Value Fund
                                       252,498

  Smaller-Cap Value Fund
                                       326,895


                                       579,393              900,000





Tri-Continental Corporation
                                     2,410,459            1,700,000





Total Investment Companies
                                    11,252,483           16,500,000





J. & W. Seligman & Co. Inc. Matched Accumulation Plan
                                       43,009               500,000
(1)

Seligman Data Corp. Employees' Thrift Plan
                                       13,161               500,000
(1)





                          $        11,308,653    $       17,500,000













(1) Section 142 of ERISA requires fidelity bonding of not less than 10% of funds handled each year, subject to a maximum bond of $500,000.


(2) Fund commenced operations on October 3, 2005.